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                                                                  EXHIBIT 10.20


                              THE PMI GROUP, INC.


                     SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

                            EFFECTIVE APRIL 1, 1995






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                                   ARTICLE I
                                  Definitions
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1.01 "Committee" means the Committee under the PMI Retirement Plan.
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1.02 "Company" means The PMI Group, Inc.
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1.03 "Early Retirement Age" means Early Retirement Age as defined under the
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     Retirement Plan.

1.04 "Early Retirement Benefit" means the Early Retirement Benefit as defined
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     under the Retirement Plan.

1.05 "Employer" means The PMI Group, Inc. as defined under the Retirement Plan.
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1.06 "Participant" means any employee who:  (a) is eligible for benefits under
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     the Retirement Plan, (b) retires on or after January 1, 1989, and (c)
     meets the eligibility requirements of Section 3.01 of this Plan.

1.07 "Plan" means this plan, The PMI Group, Inc. Supplemental Employee
      ----
     Retirement Plan as set forth in the instrument and as heretofore or hereafter amended from time to time.

1.08 "Retirement Plan Benefits" is defined in Section 4.03 of this Plan.
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1.09 "Retirement Plan" means The PMI Group, Inc. Retirement Plan.
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1.10 "Retired Participant" means a Participant who retired in accordance with
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     the provisions of the Retirement Plan as heretofore or hereafter amended.

1.11 "Spouse" means Spouse as defined in the Retirement Plan.
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                                   ARTICLE II
                                  Introduction
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2.01 Purpose.  The purpose of this Plan is:  (1) to restore to employees of the
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     Company the benefits they lose under the Retirement Plan as a result of the compensation limit in section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or any successor provision ("section 401(a)(17)"), (2) to restore to employees the benefits they lose as a result of Section 415 of the Internal Revenue Code of 1986, as amended, or any successor provision ("Section 415"), (3) to provide the "Beef-up" benefit for eligible employees as described in Section 3.02(b), and (4) to make up lost early retirement payments for individuals who failed to reach their 20th anniversary with Allstate as described in Section 3.02(c). The Plan is an unfunded deferred compensation program for a select group of management and highly compensated employees. Thus, the Plan is subject to Part 1 of Title I of ERISA, but is exempt from Parts 2, 3 and 4 thereof.

2.02 Administration.  The Plan will be administered by the Committee.  The
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     Committee has all discretionary authority to issue such rules as it deems appropriate and to interpret the provisions of the Plan and make factual determinations, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies, or omissions. Any decision by the Committee shall be final, binding, and conclusive on all participants and all other persons.


                                  ARTICLE III
                       Eligibility and Amount of Benefits
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3.01 Eligibility.  Each Participant is eligible to receive a benefit under this
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     Plan if he or she is vested in benefits under the Retirement Plan and if:

     (a)  such vested benefits have been reduced because of the application of section 401(A)(17) or 415; or

     (b) he or she is eligible for the "Beef-up" as described in the Allstate Retirement Plan Document in effect on April 1, 1995;

         or

     (c) he or she less than 20 years of service with Allstate on April 1, 1995 and retires from the Company with at least 20 years of total service with the Company and Allstate combined and has reached his or her 55th birthday but has not reached his or her normal retirement date as defined by the Allstate Retirement Plan.

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3.02 Amount of Benefit.  The amount of benefit paid from the Plan will be equal
     -----------------
     to: (a) plus (b) plus (c) minus (d) below:

     (a) The benefit which would have been payable to the Participant under the term of the Retirement Plan, but for the restrictions of section 401(a)(17) and section 415.

     (b) For Participants who retire from the Retirement Plan before December 31, 1999 and who are at least age 55 but less than age 60, the Company will enhance their benefit as described in (i) and (ii) below:

        (i) The Participant's Final Average Earnings (FAE) will be calculated as if he or she had continued to work until the earlier of December 31, 1999 or age 60 at their current pensionable earnings. If the FAE is greater when calculated in this manner, it will be used in place of the FAE calculated in the normal manner at termination.

        (ii) For Participants who were hired at Allstate before 1978, his or her benefit will be first decreased by (A) below and then increased by (B) below:

             (A) The number of years from termination to the latter of
                 December 31, 1999 or age 60 divided by the number of years of Allstate service prior to January 1, 1978 times the Allstate pre-1978 benefit.

             (B) The number of years from termination to the latter of
                 December 31, 1999 or age 60 divided by the number of years of service from January 1, 1988 to April 1, 1995 times the Allstate post-1988 benefit.

     (c) For Participants who retire from the Retirement Plan with at least 55 years of age and 20 years of combined service with The Company and Allstate and who did not have 20 years of service with Allstate on April 1, 1995, The Company will provide a temporary annuity equal to:
         (i) as reduced in (ii) payable for the period described in (iii) below:

         (i) The monthly life annuity payable from the Allstate Retirement Plan starting at the Participant's Normal Retirement Date as described by the Allstate Retirement Plan. This is the accrued Allstate benefit at the The Company spin-off date as communicated by Allstate.

         (ii) The monthly life annuity will be reduced by one half percent per month (6% per year) for each month the Participant's retirement precedes his or her Normal Retirement as described by the Allstate Retirement Plan.

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        (iii) The monthly life annuity will be paid starting on the first day of the month following retirement until the earlier of the Participant's death or the date which the Participant becomes eligible to receive his or her benefit from the Allstate Retirement Plan. Alternatively, the Participant may elect to have, in the event of his or her death, the monthly life annuity continue to his or her surviving spouse but not beyond the date when the Participant would have become eligible to receive his or her benefit from the Allstate Retirement Plan. If the Participant elects to have the full benefit continue to his or her spouse, then the benefit in 3.02(c)(ii) above will be further reduced two percent. If the Participant elects to have half of the benefit continue to his or her spouse, then the benefit in 3.02(c)(ii) above will be further reduced one percent.

     (d) The amount of benefit payable from the Retirement Plan.

3.03 Preretirement Surviving Spouse Benefit.  Preretirement Surviving Spouse
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     Benefits will be payable under this Plan on behalf of a Participant if such
     Participant's surviving Spouse is eligible for benefits payable from the Retirement Plan. The benefit payable will be determined in a manner consistent with similar benefits under the Retirement Plan.

3.04 Death Benefits After Retirement.  Benefits will be payable from this Plan
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     to a beneficiary or contingent annuitant designated by a Retired
     Participant only if such beneficiary or contingent annuitant will also receive benefits from the Retirement Plan after such Participant's death. The amount of the benefit payable will be determined in a manner consistent with similar benefits under the Retirement Plan.


                                   ARTICLE IV
                              Payment of Benefits
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4.01 Forms and Timing of Benefit Payments.  All benefits except those described
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     in 3.02(c) above will be paid as a single lump sum based on the life annuity at the time the Participant terminates or retires. The Retirement Plan factors for calculating lump sums in effect at the time of termination or retirement will be used to calculate the lump sum.

4.02 Plan Termination.  No further benefits may be earned under this Plan with
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     respect to the Retirement Plan after the termination of such Retirement
     Plan.

4.03 Retirement Plan Benefits.  The term "Retirement Plan Benefits" generally
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     means the benefits actually payable to a Participant, Spouse, beneficiary, or contingent annuitant under the Retirement Plan. However, this Plan is only intended to remedy pension reductions caused by the operation of
                                                          ---
     sections 401(a)(17) and 415 and not reductions caused for any other reason.
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     In those instances where pension benefits are reduced for some other reason, the

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     term "Retirement Plan Benefits" shall be deemed to mean the benefits that would have been actually payable but for such other reason.

     Examples of such other reasons include, but are not limited to, the following:

     (a) A reduction in pension benefits as a result of a distress termination (as described in ERISA (S)4041(c) or any comparable successor provision of law) of the Retirement Plan. In such a case, the Retirement Plan Benefits will be deemed to refer to the payments that would have been made from the Retirement Plan had it terminated on a fully funded basis as a standard termination (as described in ERISA
          (S)4041(b) or any comparable successor provision of law).

     (b) A reduction of accrued benefits as permitted under section 412(c)(8) of the Internal Revenue Code of 1986, as amended, or any comparable successor provision of law.

     (c) A reduction of pension benefits as a result of payment of all or a portion of a Participant's benefits to a third party on behalf of or with respect to a Participant.

4.04 Facility of Payment.  Any amount payable under the Plan to a person under
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     legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to such person's legal representative, or may be applied for the benefit of such person in any manner selected by the Committee.

4.05 Review of Benefit Determinations.  The Committee will provide notice in
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     writing to any Participant or Beneficiary whose claim for benefits under the Plan is denied and the Committee shall afford such Participant or Beneficiary a review of its decision if so requested.

4.06 Payment and Funding of Benefits.  Amounts payable under the Plan to or on
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     account of a Participant shall be paid directly by the Employers, and shall
     be provided solely from the general assets of the Employers.   Benefits
     under the Plan are not funded, the Employers' obligation to pay such benefits is merely an unsecured contractual obligation, and a Participant or Beneficiary shall be treated as a general creditor of the Employers with respect to any benefits payable under the Plan. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of the Participant or any beneficiary, or create any fiduciary relationship between the Company and the Participant or any beneficiary with respect to any assets of the Company.

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                                   ARTICLE V
                                 Miscellaneous
                                 -------------

5.01 Action by Company.  Any action required or permitted to be taken by the
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     Company under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

5.02 Amendment and Plan Termination.  The Company may, in its sole discretion,
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     terminate, suspend, or amend this Plan at any time or from time to time, in whole or in part, but no amendment, suspension, or termination of the Plan shall, without the consent of a Participant, reduce the accrued benefit of the Participant or any Spouse; provided, however, that this Section 5.02 shall not prevent reductions on account of the Participant's (or Spouse's) benefit ceasing to be affected (or becoming affected to a lesser degree) by the limitations of section 401(a)(17) and section 415.

5.03 No Effect on Employment.  Nothing in the Plan shall interfere with or limit
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     in any way the right of the Company or the Employer directly employing the
     Participant to terminate any Participant's employment at any time, with or without cause. Employment with the Company and its affiliates is on an at-will basis only.

5.04 Assignment of Benefits.  A Participant, Retired Participant, surviving
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     Spouse, or beneficiary may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, pledge, or encumber any benefits to which he or she is or may become entitled under the Plan, nor may the same be subject to attachment or garnishment by any creditor's claim or to legal process.

5.05 Construction.  The Committee shall have full discretionary authority to
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     determine eligibility and to construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies, or omissions.

5.06 Governing Law; Severability.  The Plan shall be construed, administered and
     ---------------------------
     governed in all respects in accordance with the laws of the State of California (but without giving effect to any choice or conflict of law, provision or rule which would cause the application of the laws of any jurisdiction other than the State of California), and, to the extent applicable, ERISA and the Code. If any provision of the Plan shall be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall continue to be fully effective.

5.07 Number.  The singular, where appearing in this Plan, will be deemed to
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     include the plural, unless the context clearly indicates the contrary.

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5.08 Participation of Affiliates.  One or more affiliates of the
     ---------------------------
     Company may become participating employers by adopting the Plan. By adopting the Plan, an affiliate is deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Company to amend the Plan and the provisions granting exclusive authority to the Committee to administer and interpret the Plan. Any affiliate may terminate its participation in the Plan at any time subject, in each case, to the approval of the Company. The liabilities incurred under the Plan to the Participants employed by each employer shall be solely the liabilities of that employer, and no other employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such employer.

5.09 Indemnification.  The Company shall, and hereby does, indemnify and hold
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     harmless the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Company's Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.


                                   EXECUTION

     IN WITNESS WHEREOF, The PMI Group, Inc., by it duly authorized officer, has executed the Plan on the date indicated below.

              THE PMI Group, INC.



              By: /s/ Margaret M. Heater
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              Title: VP Human Resources
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              Dated: 10-01-1996
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                              AMENDMENT NO. 1 TO
                              THE PMI GROUP, INC.
                     SUPPLEMENTAL EMPOYEE RETIREMENT PLAN

        THE PMI GROUP, INC., having adopted The PMI Group, Inc. Supplemental

Employee Retirement Plan (the "Plan") effective as of April 1, 1995, hereby amends the Plan, effective as of January 1, 1998, as follows:

        1.      Article I is amended to add the following to the end thereof:

                I.12    "Trust" shall mean a trust established pursuant to
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        Section 4.07 of the Plan for the purposes of holding assets for the payment of the Employer's general creditors, includingthe Employer's Participants. Such Trust shall be intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code. In addition, the Trust, if established, shall be irrevocable and shall conform to the provisions of Revenue Procedure 92-64.

        2.      The last sentence of Section 4.06 of Article IV is hereby

amended in its entirety to read as follows:

                Except as provided in Section 4.07, nothing in this Plan shall be deemed to create a trust of any kind for the benefit of the Participant or any benficiary, or create any fiduciary relationship between the Company and the Participant or any beneficiary with respect to any assets of the Company.

        3. Article IV is hereby amended by adding the following to the end thereof:

                4.07    Contributions to Trust Upon a Change of Control.  Upon
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        a Change of Control (as defined in the Company's Preferred Share
        Purchase Rights Plan) and by the fifteenth business day following the end of each calendar month of each Plan year thereafter, the Employer shall irrevocably deposit cash (or its equivalent) to a Trust for the investment of benefits payable under the Plan to or on account of each Participant. However, any contributions made to the Trust in respect of each Participant shall remain subject to the claims of the general creditors of the Employers. Nothing contained in this Section 4.07 shall give any Participant or beneficiary any interest in or claim against any specific assets of the Company.